UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [   ]
Check the appropriate box:

[ ]	Preliminary Proxy Statement

[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]	Definitive Proxy Statement

[ ]	Definitive Additional Materials

[X]	Soliciting Material Pursuant to §240.14a-12.

AT&T Corp.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

[ ]	Fee paid previously with preliminary materials.

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

News Release

For more information, contact:
Joseph Jones	Jim Byrnes
908-532-1617 (office)	908-234-8754 (office)
908-391-3582 (mobile)	908-313-8144 (mobile)
josephjones@att.com	jbyrnes@att.com

AT&T TO RESCHEDULE 2005 ANNUAL MEETING

FOR RELEASE WEDNESDAY, MARCH 23, 2005

     BEDMINSTER, N.J. — AT&T said today it will reschedule its 120th Annual Meeting of Shareowners to accommodate the standard proxy filing procedures related to the proposed acquisition of AT&T by SBC Communications, Inc. The annual meeting, originally scheduled for May 18, 2005, is now expected to be held in June, and a new record date will be set when the official meeting date has been determined.

About AT&T
For more than 125 years, AT&T (NYSE ‘T’) has been known for unparalleled quality and reliability in communications. Backed by the research and development capabilities of AT&T Labs, the company is a global leader in local, long distance, Internet and transaction-based voice and data services.

AT&T ‘Safe Harbor’
The foregoing contains “forward-looking statements” which are based on management’s beliefs as well as on a number of assumptions concerning future events made by and information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside AT&T’s control, that could cause actual results to differ materially from such statements. These risk factors include the impact of increasing competition, continued capacity oversupply, regulatory uncertainty and the effects of technological substitution, among other risks. For a more detailed description of the factors that could cause such a difference, please see AT&T’s 10-K, 10-Q, 8-K and other filings with the Securities and Exchange Commission. AT&T disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. This information is presented solely to provide additional information to further understand the results of AT&T.

Additional Information.
In connection with the proposed transaction, on March 11, 2005, SBC Communications Inc. (“SBC”) filed a registration statement (File no.: 333-123283), including a preliminary proxy statement of AT&T Corp., with the Securities and Exchange Commission (the “SEC”). Investors and AT&T shareholders are urged to read the registration statement, including the preliminary proxy statement, and other materials (including the definitive proxy statement) when they are available because they contain important information. Investors may obtain free copies of the registration statement and proxy statement, as well as other filings containing information about SBC and AT&T Corp., without charge, at the SEC’s Internet site (http://www.sec.gov). These documents may also be obtained for free from SBC’s Investor Relations web site (www.sbc.com/investor_relations) or by directing a request to SBC Communications Inc., Stockholder Services, 175 E. Houston, San Antonio, Texas 78205. AT&T Corp.’s filings may be accessed and downloaded for free at the AT&T Investor Relations Web Site (www.att.com/ir/sec) or by directing a request to AT&T Corp., Investor Relations, One AT&T Way, Bedminster, New Jersey 07921.

SBC, AT&T Corp. and their respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from AT&T shareholders in respect of the proposed transaction. Information regarding SBC’s directors and executive officers is available in SBC’s proxy statement for its 2005 annual meeting of stockholders, dated March 11, 2005, and information regarding AT&T Corp.’s directors and executive officers is available in AT&T’s preliminary proxy statement included in the registration statement. Additional information regarding the interests of such potential participants will be included in the registration and proxy statement and the other relevant documents filed with the SEC when they become available.